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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT (this "Agreement") is entered into on July 15, 2002, but is effective as of July 29, 2002 (the "Effective Date"), by and among RELIANT ENERGY, INCORPORATED, a Texas corporation ("REI" herein), RELIANT RESOURCES, INC., a Delaware corporation and a majority owned subsidiary of REI ("RRI" herein) and MARK M. JACOBS ("Executive").

                                  WITNESSETH:

                  WHEREAS, REI and RRI desire to secure the experience, abilities and service of Executive by employing Executive upon the terms and conditions specified herein; and

                  WHEREAS, Executive is willing to enter into this Agreement upon the terms and conditions specified herein;

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Employment.

                  A. Duties and Authority. For purposes of this Agreement, (1) the term "CEO" means the Chief Executive Officer of REI prior to the Distribution (as such term is hereafter defined), and such term means the Chief Executive Office of RRI from and after the Distribution, and (2) the term "Company" means REI and RRI collectively prior to the Distribution, and such term means RRI after the Distribution (except as provided in Section 6.D.). During the Term, as defined in Section 2, REI and RRI agree to employ Executive in the capacity of Executive Vice President and Chief Financial Officer of REI and RRI, and Executive hereby accepts such employment, all upon the terms and conditions set forth herein. Executive shall perform such duties and responsibilities consistent with his title and shall be assigned by the CEO. The Executive, in carrying out his duties under this Agreement, shall only report to the CEO. Effective as of the distribution by REI to the holders of its common stock of all of the shares of the common stock, par value $0.001 per share, of RRI it then owns (the "Distribution"), Executive shall relinquish his duties as Executive Vice President and Chief Financial Officer of REI and shall serve solely in the capacity of Executive Vice President and Chief Financial Officer of RRI, and references in this Agreement to employment of Executive by the Company and similar references shall mean employment of Executive solely by RRI. At the time of the Distribution, Executive hereby agrees to release REI from any and all obligations it has under this Agreement and look solely to RRI for the performance hereof (except to the extent Executive retains an equity-based or incentive award relating to REI or its common stock).


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                  B. Full-Time Duties. During the Term, and excluding any
periods of vacation or sick leave to which Executive is entitled, Executive agrees to devote his full attention and time, during normal business hours, to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. Notwithstanding anything herein to the contrary, Executive shall be allowed to (a) manage Executive's personal investments and affairs and
(b)(i) serve on boards or committees of civic or charitable organizations or trade associations and (ii) with the prior approval of the CEO, serve on the board of directors of any corporation or as an advisory director of any corporation; provided that such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section 1.A. No such activities will be deemed to materially interfere with Executive's duties until he has received written notice from the Company specifying the interference in reasonable detail and given a reasonable opportunity to cure the same.

                  SECTION 2. Term. Subject to the terms and conditions of this Agreement, Executive shall be employed by the Company commencing on the Effective Date. Executive's employment pursuant to the terms of this Agreement shall terminate on the close of business on July 31, 2005 (the "Term"), unless sooner terminated pursuant to Section 4 of this Agreement, and Executive shall thereafter serve as an employee at will in the discretion of the Company. Notwithstanding the foregoing, Executive's rights to benefits and payments, including option exerciseability, as more fully described in Sections 3.D.1., 3.D.2., 3.D.3., and the provisions of Sections 5 and 6 shall survive Executive's termination of employment pursuant to the Agreement or otherwise.

                  SECTION 3. Compensation.

                  A. Base Salary. RRI shall pay Executive a salary (the "Base Salary") of at least $39,583.33 per month. The Base Salary shall be payable by RRI in accordance with the general payroll practices of RRI in effect from time to time. During the Term, the Base Salary and other elements of compensation shall be reviewed at the same time as the compensation of the CEO and other senior executives of REI prior to the Distribution and RRI from and after the Distribution for increase in the discretion of the Board of Directors of REI prior to the Distribution and the Board of Directors of RRI from and after the Distribution. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Base Salary shall not be reduced; provided, however, that Base Salary may be reduced if such reduction is generally applicable to all senior executives of REI prior to the Distribution or to all senior executives of RRI after the Distribution, and the percentage reduction of Executive's Base Salary is no more than the average percentage reduction applied to the applicable senior executive group, but in no event shall the aggregate reduction in Base Salary during the term of this Agreement exceed 15% of the Base Salary in effect on the Effective Date.

                  B. Short-Term Incentive. Executive shall be eligible for an annual short-term incentive bonus payable under the terms of the Company's Annual Incentive Compensation Plan or similar successor plan (the "AICP"). The annual short-term incentive bonus shall be based on


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the short-term incentive target bonus of 100% of Annual Base Salary with a maximum payout which is currently two times target and is periodically reviewed by the Compensation Committee of the Board of Directors of REI prior to the Distribution and the Board of Directors of RRI from and after the Distribution, and will be determined by the Company in a manner consistent with the AICP based on Company and individual performance.

                  C. Retention Bonus. Executive shall be eligible for a special Retention Bonus in the amount of $650,000 payable in cash as soon as practicable following the expiration of the Term. Such Retention Bonus shall include interest at the rate of 7% per annum, compounded annually, from the Effective Date until paid to Executive. Except as otherwise expressly provided in Sections 5.B., 5.C. and 5.D. herein, such bonus shall be paid as soon as practicable following July 31, 2005, if and only if Executive remains in the active employ of the Company through July 31, 2005. Notwithstanding the foregoing to the contrary, if Executive's employment is terminated for Cause for the reasons set forth in Section 4.D.(iv), he shall be entitled to receive payment of the Retention Bonus as soon as practicable following such termination.

                  D. Equity Compensation.

                  1. Initial Option Awards. As of the Effective Date, Executive shall be granted option awards as follows (the "Initial Options") (a) an option to purchase 179,334 shares of the common stock, par value $0.001 per share, of RRI ("RRI Common Stock") pursuant to RRI's 2002 Long-Term Incentive Plan (the "LTIP"), and (b) an option to purchase 192,971 shares of common stock of REI ("REI Common Stock") under the REI Long-Term Incentive Plan ("REI LTIP") (which at Distribution will be adjusted in the same manner as all other REI stock options granted to employees after May 4, 2001) at an exercise price per share equal to the Fair Market Value (as defined in the LTIP and the REI LTIP) per share of the shares subject to the respective options on the Effective Date. So long as Executive remains continuously employed by the Company, the Initial Options shall become exercisable 33 1/3% on July 29, 2003, 33 1/3% on July 29, 2004 and 33 1/3% on July 29, 2005 (unless accelerated pursuant to the LTIP, the REI LTIP or another provision of this Agreement), such that the Initial Options will become 100% exercisable on July 29, 2005. These Initial Options are considered tandem stock option grants meaning that the exercise of an RRI stock option cancels the entire REI stock option grant and vice-versa. In addition, Executive must choose which stock option award to keep at the Distribution and forfeit the other. If Distribution does not occur, Executive must choose at the time of exercise as described above. The Initial Options shall have a ten-year term and (i) in the case of a termination under Section 4.A., 4.B., 4.C., 4.D.(iv) or 4.E., Executive shall be 100% vested and have three years after such termination (but in no event beyond the original option term) to exercise and (ii) in the case of a termination under Section 4.D. (for reasons other than 4.D.(iv)) or 4.F., Executive shall have the right to exercise the option within 90 days after termination (but in no event beyond the original option term) to the extent (if any) he was vested in the option at the time of termination. As related to the above


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         termination events, the tandem provisions apply meaning that, if not previously determined, the Executive (or his beneficiary) must choose at the time of termination which award applies and the other award will be forfeited. The Initial Options will be evidenced in the same manner as all other option grants to executive employees under the LTIP or REI LTIP to the extent that the terms of such grant agreements are not inconsistent with and not less favorable to Executive than the provisions of this Agreement.

                  2. Initial Restricted Stock. As of the Effective Date, Executive will be granted restricted stock awards (the "Initial Restricted Stock Awards") as follows: (i) under the LTIP, a restricted stock award of 205,488 shares of RRI Common Stock and (ii), under the REI LTIP, a REI restricted stock award with respect to a number of shares of REI Common Stock determined by taking the product of (A) 205,488 and (B) the RRI Common Stock closing market price on the Effective Date, divided by (C) the REI Common Stock closing market price on the Effective Date. These two Initial Restricted Stock Awards shall be tandem stock awards, meaning that the Executive must elect at the time hereinafter provided to receive one or the other, and the choice of the RRI Common Stock award cancels the related or companion REI Common Stock award and vice-versa. Executive must choose which stock award to keep at Distribution and forfeit the other. If Distribution does not occur, Executive shall choose at time of vesting. The Initial Restricted Stock Award denominated in REI Common Stock will become a CenterPoint Stock Award which will be adjusted at Distribution as necessary to account for the decrease in the value of such award as a result of the Distribution and such adjustment will be made in the same manner as similar REI awards made after May 4, 2001. So long as Executive remains continuously employed by the Company, these Initial Restricted Stock Awards shall become vested 66 2/3% on July 29, 2004 and 33 1/3% on July 29, 2005 (unless accelerated pursuant to the LTIP, the REI LTIP or another provision of this Agreement) such that the Initial Restricted Stock Awards shall become 100% vested on July 29, 2005. Regardless of the above, if Distribution occurs prior to July 29, 2004, then 33 1/3% of the Initial Restricted Stock Award retained by Executive will have the vesting accelerated from July 29, 2004 to the later of July 29, 2003 or the date of Distribution. The remaining vesting schedule would be 33 1/3% on July 29, 2004 and 33 1/3% on July 29, 2005. The Initial Restricted Stock Awards will be evidenced in the same manner as all other time-based restricted stock grants to executive employees under the LTIP or REI LTIP to the extent that the terms of such grant agreements are not inconsistent with and not less favorable to Executive than the provisions of this Agreement and (i) in the case of a termination under Section 4.A., 4.B., 4.C., 4.D.(iv) or 4.E., Executive shall be 100% vested and (ii) in the case of a termination under Section 4.D. (for reasons other than 4.D.(iv)) or 4.F., Executive shall be entitled to receive such Initial Restricted Stock Awards to the extent (if any) he was vested in the award at the time of termination. As related to the above termination events, the tandem provisions apply meaning that, if not


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         previously determined, the Executive (or his beneficiary) must choose at time of termination which award applies and the other award will be forfeited.

                  3. 2002 Long Term Compensation.

                           (a) Performance Shares. As of the Effective Date,
                  Executive shall be granted a Performance Share Restricted Stock Award under the LTIP at the target amount of 25,488 shares of RRI Common Stock payable as soon as practicable after December 31, 2004, based on RRI's total shareholder return in relation to a peer group of companies in accordance with the LTIP as approved by the Compensation Committee of the Board of Directors of RRI. So long as Executive remains continuously employed by the Company, the Performance Share Restricted Stock Award will vest according to the terms of the LTIP at the end of the three-year performance cycle that began on January 1, 2002 and will end on December 31, 2004 (unless accelerated pursuant to the LTIP or another provision of this Agreement), if and to the extent RRI has achieved the performance goals established for such performance cycle. In addition, as of the Effective Date, Executive will be granted an REI performance unit grant valued at $100 per unit on the Effective Date, with the number of such units determined by taking the product of 25,488 times the RRI Common Stock closing market price on the Effective Date, divided by $100. (This award will vest at the end of the performance cycle subject to achievement of performance goals as described in Exhibit A for the REI performance unit grant.) These two performance share/unit grants contain the following forfeiture provisions:

                           (1) RRI: If Distribution does not occur by December 31, 2004, the performance share grant is forfeited.

                           (2) REI: Except as provided below, if Executive is not employed by REI at time of vesting (December 31, 2004), the performance unit grant is forfeited.

                  In the event that Executive terminates his employment due to death under Section 4.A. or Disability under Section 4.B., such performance shares or units (of the applicable award) shall be vested pro rata based on the ratio of the number of days that have elapsed during the performance cycle prior to such termination to 1,095 days. (For purposes of the REI performance unit grant, the time period from January 1, 2002 to the Effective Date will count


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                  in the number of days which have elapsed.) Such performance shares or units shall be vested in accordance with the above as of the date of such termination due to death or Disability and shall be paid as soon as practicable after such termination. In the event of any other termination prior to December 31, 2004, Executive shall forfeit the entire award. As related to the above termination events of death or Disability, if one of the awards has not already been forfeited, the RRI award will be forfeited and the payout will be determined by using the REI award. The Performance Share Restricted Stock Awards will be evidenced in the same manner as all other performance share awards to executive employees under the LTIP or REI LTIP in effect for 2002 as of the date hereof, to the extent that the terms of such award agreements are not inconsistent with and not less favorable to Executive than the provisions of this Agreement.

                           (b) Stock Option. As of the Effective Date, Executive
                  will be granted additional options as follows (the "LTIP Options"): (a) an option to purchase 139,333 shares of RRI Common Stock pursuant to the LTIP and (b) an option to purchase 149,928 shares of REI Common Stock (which at Distribution is adjusted in the same manner as REI stock options granted to employees under the REI LTIP after May 4,
                  2001) at an exercise price per share equal to the Fair Market Value (as defined in the LTIP and the REI LTIP) per share of the shares subject to the respective option on the Effective Date. So long as Executive remains continuously employed by the Company, the LTIP Options shall become exercisable 33 1/3% on July 29, 2003, 33 1/3% on July 29, 2004 and an additional 33 1/3% on July 29, 2005 (unless accelerated pursuant to the LTIP, the REI LTIP or another provision of this Agreement), such that the LTIP Options will become 100% exercisable on July 29, 2005. These two option grants are considered tandem stock option grants meaning that the exercise of an RRI stock option cancels the REI stock option grant and vice-versa. In addition, Executive must choose which stock option award to keep at Distribution and forfeit the other. If Distribution does not occur, Executive must choose at the time of exercise as described above. The LTIP Options shall have a 10-year term. The LTIP Options will be evidenced in the same manner as all other option grants to executive employees under the LTIP and REI LTIP to the extent the terms of such grant agreements are not inconsistent with and not less favorable to Executive than the provisions of this Agreement. In the event that Executive terminates his employment due to death under Section 4.A. or Disability under Section 4.B., such LTIP Options shall be 100% vested and Executive or his estate shall have three years after such


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                  termination (but in no event beyond the original option term)
                  to exercise the option. In the event Executive terminates his employment for any reason other than death, Disability or Cause (for reasons other than Section 4.D.(iv)), he shall be entitled to exercise such option to the extent it was vested as of such termination within 90 days thereafter (but in no event beyond the original option term). In the event Executive's employment is terminated by the Company for Cause (for reasons other than Section 4.D.(iv)), he shall immediately forfeit all of the unexercised LTIP Options. As related to the above termination events, the tandem provisions apply meaning that, if not previously determined, the Executive (or his beneficiary) must choose at time of termination which award applies and the other award will be forfeited.

                  4. Supplemental Bonus. In the event that the Target Bonus (as hereinafter defined) does not exceed $1,850,000 at the end of the Term, the Company will pay Executive a lump sum cash payment equal to the difference (the "Supplemental Bonus") as soon as practicable after the last day of the Term. The Target Bonus shall be equal to the sum of (i) the Fair Market Value (as defined in the LTIP or the REI LTIP, as applicable, except such value shall be determined by using the average of the first 20 trading days of the 30 trading days immediately preceding the expiration of the Term) of the Initial Restricted Stock Awards (205,488 shares of RRI Common Stock or the number of shares of REI Common Stock determined pursuant to Section 3.D.2, whichever, if any, has not been forfeited pursuant to Section 3.D.2.) as of the end of the Term, plus (ii) the value of the Initial Options (179,334 options to purchase RRI Common Stock or 192,971 options to purchase REI Common Stock, whichever, if any, has not been forfeited pursuant to Section 3.D.1.) as of the end of the Term determined by multiplying the excess (if any) between the Fair Market Value (as defined above) of the RRI Common Stock or REI Common Stock, as applicable, as of the end of the Term over the option grant or strike price multiplied by 179,334 or 192,971, whichever applies. For purposes of determining the portion of the Target Bonus described in clause (ii) of the preceding sentence, if neither the Initial Option to purchase RRI Common Stock nor the Initial Option to purchase REI Common Stock has been forfeited on or before the last day of the Term, then the Initial Option with the greatest value as of the end of the Term (as determined pursuant to such clause) shall be utilized and the other Initial Option shall not be considered. In the event of a termination of the employment of Executive under Section 4.A., 4.B., 4.C., 4.D.(iv) or 4.E. prior to the last day of the Term, the Supplemental Bonus otherwise provided above shall be paid to Executive (or his beneficiary) as soon as practicable following such termination and such amount shall be valued as of the date of termination pursuant to Section 4.A., 4.B., 4.C., 4.D.(iv) or 4.E utilizing the definition of Fair Market Value (as defined in the LTIP or the REI LTIP, as applicable, except such value shall be determined by using the average of the first 20 trading days of the 30 trading days immediately preceding the termination of employment). In the event of a termination of Executive under Section 4.D. (for reasons other than that described in 4.D.(iv)) or 4.F., Executive shall forfeit the Supplemental Bonus provided under this Section.


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                  5. Other Incentive Compensation During Term. During the term of this Agreement, Executive shall be eligible for grants of stock options, restricted stock and other incentive awards at the sole discretion of the Compensation Committee of the Board of Directors of REI before the Distribution (except to the extent Executive is to receive awards denominated in RRI stock) and the Compensation Committee of the Board of Directors of RRI from and after the Distribution, provided that Executive shall receive such incentive compensation at such times and on comparable terms and amounts as other similarly situated senior executives of the Company.

                  6. Non-Duplication of Stock-Based Awards. The awards of stock options and restricted stock and/or performance units to Executive are all intended to be non-duplicative and to operate in tandem as described in Section 3.D. so that the exercise of any REI stock option or the vesting of REI restricted stock shall automatically terminate the entire right to exercise or vest in, as applicable, the tandem award in RRI stock options or restricted stock and vice-versa.

                  E. Benefit Plans. Except as otherwise provided herein, during the Term, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of RRI. Executive and/or Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, welfare benefit plans, practices, policies and programs provided by RRI (including, without limitation, medical, prescription, dental, disability, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of RRI. However, for all purposes of the benefit plans of RRI, other than tax-qualified benefit plans, Executive shall be given credit for his 13 years of employment with Goldman, Sachs & Co.

                  F. Other Benefits.

                  1. Executive shall be entitled to receive reimbursement by RRI for all reasonable, out-of-pocket expenses incurred by him in performing services under this Agreement upon the submission by Executive of such accounts and records as may be required under RRI policy.

                  2. During the Term, Executive shall be entitled to paid vacation and fringe benefits in accordance with the plans, practices, programs and policies of RRI generally applicable to other similarly situated senior executives; provided, however, that (1) for all such purposes (except tax-qualified plans), Executive shall be given credit for his 13 years of employment with Goldman, Sachs & Co., and (2) for the balance of the calendar year 2002, Executive shall be provided with two weeks' paid vacation.

                  SECTION 4. Termination of Employment.

                  Notwithstanding the provisions of Section 2, Executive's employment hereunder may terminate under any of the following conditions:

                  A. Death. Executive's employment under this Agreement shall terminate automatically upon his death.


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                  B. Disability. Executive's employment under this Agreement may be terminated due to his Disability. "Disability" shall have the same meaning ascribed to that term under the RRI's Long-Term Disability Plan except that Executive shall not be deemed disabled until he commences to receive benefits under said Disability Plan.

                  C. Termination by Company Without Cause. The Board of Directors of REI prior to the Distribution and the Board of Directors of RRI from and after the Distribution may terminate Executive's employment hereunder without Cause (as defined below) on 30 days' prior written notice to Executive.

                  D. Termination by Company for Cause. Executive's employment hereunder may be terminated for Cause by the Board of Directors of REI prior to the Distribution and the Board of Directors of RRI from and after the Distribution. For purposes of this Agreement, "Cause" shall mean (i) the conviction of Executive of a felony involving moral turpitude; (ii) the conviction of Executive by a state or federal court of competent jurisdiction of embezzlement or misappropriation of funds of the Company or any Affiliate, as defined in Section 6.D.; (iii) the gross negligence or willful misconduct of Executive which causes a material injury, monetary or otherwise, to the Company and its Affiliates, taken as a whole; or (iv) continued failure (for reasons other than a physical or mental illness or injury) to substantially perform material duties of his position with the Company, but only if Executive has been given written notice of his failure and is given a reasonable period, not less than 30 days, to cure the continued failure by taking such reasonable corrective action as is within his power at the time of reference.

                  E. Termination by Executive for Good Reason. Executive may terminate his employment hereunder for "Good Reason." For purposes of this Agreement, "Good Reason" for termination shall exist if, without the written consent of Executive, any of the following events occur:

                  1. a reduction in Executive's Base Salary; provided, however, that Good Reason for termination shall in no event exist in the case of
         (i) a Base Salary reduction permitted under Section 3.A. or (ii) a benefit reduction or elimination generally applicable to all senior executives of RRI; OR

                  2. a breach by the Company of this Agreement, which breach continues for more than 30 days following written notice given by Executive to the Company; OR

                  3. For years following 2002, Executive's total compensation for the taxable year is not required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of Executive's failure to be among the 5 highest compensated officers (including the CEO) of RRI for the taxable year; OR

                  4. Executive's services are required to be performed at a location which is (i) not the headquarters of RRI or (ii) more than 50 miles from the location of the headquarters of RRI as of the Effective Date; OR


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                  5. an adverse change in the duties, responsibilities or status of Executive but only if the Company is given written notice of Executive's intent to invoke this provision and the Company fails to correct such change within thirty (30) days of the notice.

                  F. Termination by Executive Without Good Reason. Executive may terminate his employment hereunder at any time on 30 days' written notice to the Company.

                  SECTION 5. Payments Upon Termination.

                  A. General. Upon termination of Executive's employment for any reason prior to the last day of the Term, the Company shall be obligated to pay as soon as practicable following such termination, and Executive shall be entitled to receive:

                  1. all accrued and unpaid Base Salary under Section 3.A. to the date of termination;

                  2. any unpaid annual short-term incentive bonus under Section 3.B. for the calendar year ended prior to the date of termination (assuming Executive terminates after the close of such calendar year but prior to payment of such bonus);

                  3. all incurred but unreimbursed expenses for which Executive is entitled to reimbursement under Section 3.F.; and

                  4. any benefits to which Executive is entitled under the terms of any applicable employee pension or benefit plan or program, or applicable law.

                  B. Death. Upon termination of Executive's employment upon the death of Executive pursuant to Section 4.A. prior to the last day of the Term, the Company shall be obligated to pay as soon practicable following such termination, and Executive's designated beneficiary, or if none, his estate, shall be entitled to receive:

                  1. all of the amounts and benefits described in Section 5.A.;

                  2. any death benefit payable to or on behalf of the Executive under a plan or policy provided by the Company;

                  3. any unpaid Retention Bonus under Section 3.C ;

                  4. any Supplemental Bonus under Section 3.D.4; and

                  5. a continuation of health benefit coverage during the period required under COBRA except that the premium shall be at the active employee rate.


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                  C. Disability. Upon termination of Executive's employment upon the Disability of Executive pursuant to Section 4.B. prior to the last day of the Term, the Company shall be obligated to pay as soon as practicable following such termination, and Executive shall be entitled to receive:

                  1. all of the amounts and benefits described in Section 5.A.;

                  2. payments to which Executive is entitled under any plans or programs of the Company providing long-term disability or retirement benefits;

                  3. any unpaid Retention Bonus under Section 3.C;

                  4. any Supplemental Bonus under Section 3.D.4; and

                  5. a continuation of health benefit coverage during the period required under COBRA except that the premium shall be at the active employee rate.

                  D. Without Cause or for Good Reason. Upon termination of Executive's employment prior to the last day of the Term (i) by the Company without Cause pursuant to Section 4.C., or (ii) by Executive for Good Reason pursuant to Section 4.E., the Company shall be obligated to pay as soon as practicable following such termination, and Executive shall be entitled to receive:

                  1. all of the amounts and benefits described in Section 5.C.;

                  2. a lump sum cash amount equal to the sum of (A) and (B) multiplied by (C), where (A) is the Base Salary in effect as of the date of termination of employment and (B) is the short-term incentive bonus at target and where (C) is 3.0; and

                  3. a continuation of health benefit coverage during the period required under COBRA, except that the premium shall be at the active employee rate

                  Payment under Section 5.D.2. is conditioned on the execution by Executive or Executive's representative of a waiver and release of all employment-related claims substantially in the form attached hereto as Exhibit B; provided, however, that such waiver and release shall be contingent upon the Company's satisfaction of all terms and conditions of this Agreement.

                  SECTION 6. Confidentiality.

                  A. Confidentiality. The Company agrees to provide Executive with Confidential Information regarding the Company and the Company's business. In return for this and other consideration provided under this Agreement, Executive agrees that he will not, during the Term and thereafter, disclose or make available to any other person or entity, or use for his own personal gain, any Confidential Information, except for such disclosures as required in the performance of his duties hereunder as may otherwise be required by law or legal process. For purposes of this Agreement, "Confidential Information" shall mean any and all information, data and knowledge that has been created, discovered, developed or otherwise become known to the Company or any of its affiliates or ventures or in which property rights have been assigned or otherwise conveyed to the Company or any of its affiliates or ventures, which information, data or knowledge has commercial value in the business in which the Company is engaged, except such information, data or knowledge as is or becomes known to the public without violation of the terms of this Agreement. By way of illustration, but not limitation, Confidential Information includes business trade secrets, secrets concerning the Company's plans and strategies, nonpublic information concerning material market opportunities, technical trade secrets, processes, formulas, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, manuals, records of research, reports, memoranda, computer software, strategies, forecasts, new products, unpublished financial statements or parts thereof, budgets or other financial information, projections, licenses, prices, costs, and employee, customer and supplier lists or parts thereof.

                  B. Return of Property. Executive agrees that at the time of leaving the Company's employ, he will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) all Confidential Information as well as all other devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, customer or client lists or information, or any other documents or property (including all reproductions of the aforementioned items) belonging to the Company or any of its affiliates or ventures, regardless of whether such items were prepared by Executive.

                  C. Restrictive Covenants. Executive acknowledges that the nature of his position at the Company will bring him into close contact with much of the Company's Confidential Information. Accordingly, for the Confidential Information and other consideration provided to Executive pursuant to this Agreement, Executive agrees to be bound by the following restrictive covenant:

                  1. Executive agrees that while employed by the Company and for a period of one (1) year thereafter, he shall not at any time, directly or indirectly, (i) induce, entice or solicit (or attempt to induce, entice or solicit) any employee of the Company or any of its affiliates or ventures to leave the employment of the Company or any of its affiliates or ventures or (ii) solicit or attempt to solicit the business of any customer or acquisition prospect of the Company or any of its affiliates or ventures with whom Executive had any actual contact while employed at the Company.

                  2. Executive acknowledges that the restrictive covenant under this Section 6, for which he received consideration from the Company as provided in this Section 6, are ancillary to otherwise enforceable provisions of this Agreement and that the restrictive covenant contains limitations as to time and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, such as the Company's need to protect its confidential and proprietary information. Executive acknowledges that in the event of a breach by Executive of the restrictive covenant, money damages will not be a sufficient remedy, and the restrictive covenant may be enforced by temporary restraining order, preliminary or temporary injunction, and permanent injunction. In that connection, Executive acknowledges that, in the event of a breach, the Company will suffer irreparable injury for which there is no adequate legal remedy, in part because damages caused by the breach may be difficult to prove with any reasonable degree of certainty.

                  D. Employment by Affiliates. Notwithstanding any provision of this Agreement to the contrary, for purposes of the obligations of this Section 6, "Company" means the Company or an Affiliate and "employment" means employment as an employee with the Company or any Affiliate. For purposes of this Agreement, the term "Affiliate" means (i) any corporation or other entity in which the shares or other measure of ownership owned or controlled directly or indirectly by the Company shall represent 40% or more of the voting power of the issued and outstanding stock or other measure of ownership of such corporation or entity and (ii) any other company or organization controlled by, controlling or under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended. From and after the date that is one year after the Distribution, for purposes of the obligations of this Section 6, "Company" shall mean RRI (and not REI).

                  E. Survival of Provisions. The obligations contained in this
Section 6 shall, to the extent provided in this Section 6, survive the termination or expiration of Executive's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

                  SECTION 7. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

                  SECTION 8. Entire Agreement. Except as provided below and as otherwise specifically contemplated by this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral agreements, arrangements or understandings between the Company and Executive. If the Company enters into an Executive Severance Agreement (governing the consequences of certain terminations in anticipation of, on or following a change in control of the Company) with any of its senior executives whose total compensation is required to be reported to shareholders under the Securities Act of 1934, it shall enter into an agreement with Executive that is at least as favorable in all respects to Executive as the most favorable of such agreements. If Executive is terminated under circumstances that entitle him to compensation and benefits provided by this Agreement and to compensation and benefits provided by any Executive Severance Agreement, the benefits and payments provided under the Executive Severance Agreement shall be reduced or offset by the same or similar benefits and payments, if any, provided under this Agreement so that there is no duplication of benefits or payments; provided, however, in no event shall the payments and benefits described in Sections 3.C., 3.D.1., 3.D.2., and 3.D.4. hereunder constitute an offset to any benefit or payment provided under the Executive Severance Agreement. By way of illustration, in the event a severance payment is to be made under Section 5.D hereof and under an Executive Severance Agreement, then the amount of such payment under the Executive Severance Agreement shall be reduced and offset by the amount of the severance payment under Section 5.D. hereof. If Executive is terminated under circumstances that do not entitle him to the compensation and benefits provided by the Executive Severance Agreement, Executive shall be paid the compensation and benefits provided by the applicable part of Section 5.

                  SECTION 9. Notices. All notices or communications hereunder shall be in writing, addressed as follows or to any address subsequently provided to the other party:

                  To the Company:

                                      REI:

                                      Reliant Energy, Incorporated
                                      1111 Louisiana
                                      Houston, TX 77002
                                               -or-
                                      P.O. Box 1384
                                      Houston, TX 77251-1384
                                      ATTENTION:      Hugh Rice Kelly,
                                                      Senior Vice President,
                                                      General Counsel and
                                                      Corporate Secretary

                                      RRI:

                                      Reliant Resources Inc.
                                      1111 Louisiana
                                      Houston, TX 77002
                                               -or-
                                      P.O. Box 1384
                                      Houston, TX 77251-1384

                                      ATTENTION:      Hugh Rice Kelly,
                                                      Senior Vice President,
                                                      General Counsel and
                                                      Corporate Secretary

                  To Executive:

                                                      Mark M. Jacobs
                                                      [Address Intentionally
                                                      Omitted]

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery or overnight courier, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                  SECTION 10. Severability. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

                  SECTION 11. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder.

                  SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

                  SECTION 13. Arbitration of Disputes: Any dispute, controversy, or claim arising out of or relating to this Agreement shall be settled by final and binding arbitration before a single arbitrator in Houston, Harris County, Texas, conducted in accordance with the procedures of the Center for Public Resources of New York ("CPR"). The decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the prime rate (as published in the Wall Street Journal) plus 2% per annum, subject to any maximum amount permitted by Texas law. To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern. The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected in accordance with CPR rules except that, if the parties continue to fail to select an arbitrator, CPR shall not have the power to make the appointment but shall continue to attempt to locate a mutually acceptable arbitrator until an arbitrator has been selected. All legal, witness and other fees and expenses of the arbitration other than the fees and expenses of the arbitrator shall be borne by the Company, including (1) all litigation fees for work done outside the arbitration that is directly related to such arbitration, and (2) a written transcript and statement of facts if requested. The fees and expenses of the arbitrator will be borne by the losing party. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act if applicable, and otherwise by Texas state law.

                  SECTION 14. Certain Legal Expenses. The Company will pay or reimburse Executive for the reasonable legal fees and expenses incurred in the review and negotiation of this Agreement. The Company's reimbursement obligation shall not extend to any dispute arising under this Agreement following execution.

                  SECTION 15. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  SECTION 16. Withholding. The Company may withhold from any payments to be made hereunder all federal, state, city, or other taxes as shall be required under applicable law.

                  SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date set forth above.


                                     RELIANT ENERGY, INCORPORATED



                                     By /s/ R. S. Letbetter
                                        --------------------------------------
                                        R. S. Letbetter, Chairman of the Board


                                     RELIANT RESOURCES, INC.



                                     By /s/ R. S. Letbetter
                                        --------------------------------------
                                        R. S. Letbetter, Chairman of the Board


                                     EXECUTIVE


                                        /s/ Mark M. Jacobs
                                     -----------------------------------------
                                        Mark M. Jacobs

                                    EXHIBIT A


Reliant Energy 2002 Performance Unit Grant:

On the Effective Date, the Executive will be granted Performance Units (valued at $100 each) under the REI LTIP that will be payable in shares of REI Common Stock, with dividends over the applicable performance period, if any, as soon as practicable after December 31, 2004.

The performance measurement will be based 100% on Total Shareholder Return compared to a panel of companies as set forth below and the measurement period will begin on the Effective Date and end on December 31, 2004.

A threshold award of 50% will be achieved if Reliant is in the top 50% of the panel (top 8) and a maximum award of 150% will be achieved if Reliant is in the top 20% of the panel (top 3). There will be a linear interpolation between these two points.

Peer Group Companies

Company              Ticker       Company              Ticker
-------              ------       -------              ------
Ameren                AEE         OGE Energy            OGE
Consolidated Edison   ED          Peoples Energy        PGL
DTE Energy            DTE         Pinnacle West         PNW
Energy East           EAS         Progess Energy        PGN
Exelon                EXC         PSE&G                 PEG
First Energy          FE          Reliant Energy        REI
Keyspan               KSE         Sempra Energy         SRE
NiSource              NI          Southern              SO
                                  Xcel Energy           XEL

Future attrition from the peer group, should it occur, will reduce the number of companies included in the panel.

                                    EXHIBIT B

                               WAIVER AND RELEASE


                  In exchange for the payment to me of a severance payment (the "Benefits") pursuant to Section 5.D.2. of that certain Employment Agreement among Reliant Energy, Incorporated, Reliant Resources, Inc. (the "Company")(1) and me effective as of July 29, 2002 (the "Agreement"), which is in addition to any remuneration or benefits to which I am already entitled, I agree not to sue and to release and forever discharge the Company and all of its parents, subsidiaries, affiliates and unincorporated divisions, and its respective officers, directors, agents, servants, employees, successors, assigns, insurers, employee benefit plans and fiduciaries, and agents of any of the foregoing (collectively, the "Corporate Group") from any and all damages, losses, causes of action, expenses, demands, liabilities, and claims on behalf of myself, my heirs, executors, administrators, and assigns with respect to all matters relating to or arising out of my employment with or separation from any member of the Corporate Group, other than claims arising under the Agreement, under any award agreement contemplated under Section 3.D. of the Agreement, under any Executive Severance Agreement contemplated in Section 8 of the Agreement, under any separate incentive or other agreement between me and a member of the Corporate Group, under any employee benefit plan or claims for indemnity arising as a result of my being an officer or fiduciary of the Corporate Group. The release does not apply to claims or causes of action accruing after the date hereof.

                  I ACKNOWLEDGE THAT SIGNING THIS WAIVER AND RELEASE IS AN IMPORTANT LEGAL ACT AND THAT I HAVE BEEN ADVISED IN WRITING TO CONSULT AN ATTORNEY PRIOR TO EXECUTION. I ALSO UNDERSTAND THAT, IN ORDER TO BE ELIGIBLE FOR THE BENEFITS, I MUST SIGN AND RETURN THIS WAIVER AND RELEASE TO HUGH RICE KELLY. I ACKNOWLEDGE THAT I HAVE BEEN GIVEN AT LEAST 21 DAYS TO CONSIDER WHETHER TO EXECUTE THIS WAIVER AND RELEASE.

                  In exchange for the payment to me of the Benefits, which is in addition to any remuneration or benefits to which I am already entitled, (1) I agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from any member of the Corporate Group, and (2) I knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities, and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from any member of the Corporate Group, except to the extent that my rights are vested under the terms of employee benefit plans sponsored by the Corporate Group, rights described in the Agreement, claims for indemnity from the Corporate Group arising as a result of being an officer or fiduciary of the Corporate Group, rights described in any award agreement contemplated under Section 3.D. of the Agreement, rights described in any Executive Severance Agreement contemplated in Section 8 of the Agreement, rights described in any separate incentive or other agreement between me and a member of the Corporate


--------
(1) Prior to Distribution, the "Company" will be defined as both REI and RRI. After the Distribution, the "Company" will be defined as only RRI.

Group, and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed. Except for the matters identified above that are not the subject of this Waiver and Release, this Waiver and Release includes, but is not limited to, claims and causes of action under:
Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990; the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Energy Reorganization Act, as amended, 42 U.S.C. Section 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Texas Labor Code Section 21.001 et. seq.; the Texas Labor Code; claims in connection with workers' compensation or "whistle blower" statutes; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed in this Waiver and Release has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of any member of the Corporate Group or any of their agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me. I acknowledge and agree that the Corporate Group will withhold any taxes required by federal or state law from the Benefits otherwise payable to me.

                  I affirm and agree that my employment relationship will end on ________________, 20___, and I then will withdraw unequivocally, completely and finally from my employment and waive all rights in connection with such relationship except to vested benefits, payment of the Benefits and as otherwise expressly provided herein. I acknowledge that no member of the Corporate Group has promised me continued employment or represented to me that I will be rehired in the future. I acknowledge that my employer and I contemplate an unequivocal, complete and final dissolution of my employment relationship. I acknowledge that this Waiver and Release does not create any right on my part to be rehired by any member of the Corporate Group and I hereby waive any right to future employment by any member of the Corporate Group.

                  I understand that for a period of seven calendar days following my signing this Waiver and Release, I may revoke my acceptance of the offer of the Benefits by delivering a written statement to Hugh Rice Kelly, by hand or by registered-mail, in which case the Waiver and Release will not become effective. In the event I revoke my acceptance of this offer, the Corporate Group shall have no obligation to provide me the Benefits. I understand that failure to revoke my acceptance of the offer within seven days after the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

                  I agree that the terms of this Waiver and Release are CONFIDENTIAL and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to my spouse, to financial institutions as part of a financial statement, to immediate family members and/or heirs, financial, tax and legal advisors, outplacement, executive search and/or legal placement advisors, or as required by law) by me or my agents, representatives, heirs, spouse, employees or spokespersons shall be a breach of this Waiver and Release. The above is not intended to restrict me from seeking or engaging in other employment and, in that connection, from making confidential disclosure to potential employers of such facts or opinions as I may elect to convey, (consistent with any obligations under Section 6 of the Agreement).

                  I acknowledge that payment of the Benefits is not an admission by any member of the Corporate Group that they engaged in any wrongful or unlawful act or that any member of the Corporate Group violated any federal or state law or regulation. I understand that nothing in this Waiver and Release is intended to prohibit, restrict or otherwise discourage me from engaging in any activity related to matters of public or employee health or safety, specifically to include activity protected under 42 U.S.C. Section 5851 and 10 C.F.R. Section 50.7, including, but not limited to, providing information to the Nuclear Regulatory Commission ("NRC") regarding nuclear safety or quality concerns, potential violations or other matters within the NRC's jurisdiction. Similarly, nothing herein is intended to prohibit, restrict or otherwise discourage me or any other individual from making reports of unsafe, wrongful or illegal conduct to any agency or branch of the local, state or federal government, including law enforcement authorities, public utility commissions, energy regulatory commissions or any other lawful authority.

                  I understand and agree that in the event of any breach of the provisions of Section 6 of the Agreement, or threatened breach, by me, any member of the Corporate Group may, in their discretion, initiate appropriate action as provided in that Section and may recover all lawful damages which it may prove by a preponderance of the evidence in accordance with the law specified in that Section.

                  I acknowledge that this Waiver and Release set forth the entire understanding and agreement between me and the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and Company or any other member of the Corporate Group. The invalidity or enforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.


----------------------
Mark M. Jacobs

----------------------
Social Security Number

----------------------
Signature Date